EXHIBIT 21

                   Subsidiaries of Champion Parts, Inc.

                                                            WHERE
                    CORPORATION NAME            INCORPORATED
                 ----------------------------   -------------
                 CPR Properties, Inc.            California

                 Super Parts Rebuilders, Inc.    Illinois

                 Champion Parts(Canada), Ltd.    Canada

                 Western Rebuilders              California

                 Texas Rebuilders                Texas

                 Northeast Rebuilders            Pennsylvania